                                                                Exhibit 16



PERFORMANCE CALCULATIONS AT FYE 1996


RATES AND YIELDS BASED ON NET ASSET VALUE:
-----------------------------------------

1-DAY RATE:         (NET INVESTMENT INCOME)/(RECORD SHARES*NAV)
                    1 DAY RATE = .000141124

1-DAY YIELD:        ((NET INVESTMENT INCOME)/(RECORD SHARES*NAV))*365
                    1 DAY YIELD = 5.15%

7-DAY RATE:         (NET INVESTMENT INCOME SUMMED FOR PREVIOUS 7 DAYS)/(RECORD
                    SHARES*NAV)
                    7 DAY RATE = .000986623

7-DAY YIELD:        ((NET INVESTMENT INCOME SUMMED FOR PREVIOUS 7 DAYS)/(RECORD
                    SHARES*NAV))*365)/7
                    7 DAY YIELD = 5.14%

30-DAY RATE:        (NET INVESTMENT INCOME SUMMED FOR PREVIOUS 30 DAYS)/(RECORD
                    SHARES*NAV)
                    30 DAY RATE = .004214704

30-DAY YIELD:       (((NET INVESTMENT INCOME SUMMED FOR PREVIOUS 30 DAYS)/
                    (RECORD SHARES*NAV))*365)/30
                    30 DAY YIELD = 5.13%

RATES AND YIELDS BASED ON OFFERING PRICE:
----------------------------------------

1-DAY RATE:         (NET INVESTMENT INCOME)/(RECORD SHARES*OFFER)
                    1 DAY RATE = .000135463

1-DAY YIELD:        ((NET INVESTMENT INCOME)/(RECORD SHARES*OFFER))*365
                    1 DAY YIELD = 4.94%

7-DAY RATE:         (NET INVESTMENT INCOME SUMMED FOR PREVIOUS 7 DAYS)/(RECORD
                    SHARES*OFFER)
                    7 DAY RATE = .000946942

7-DAY YIELD:        (((NET INVESTMENT INCOME SUMMED FOR PREVIOUS 7 DAYS)/(RECORD
                    SHARES*OFFER))*365)/7
                    7 DAY YIELD = 4.94%

30-DAY RATE:        (NET INVESTMENT INCOME SUMMED FOR PREVIOUS 30 DAYS)/(RECORD
                    SHARES*OFFER)
                    30 DAY RATE = .004045426

30-DAY YIELD:       (((NET INVESTMENT INCOME SUMMED FOR PREVIOUS 30 DAYS)/
                    (RECORD SHARES*OFFER))*365)/30
                    30 DAY YIELD = 4.92%

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30-DAY SEC YIELD:   2*(((((((((SEC ADJ INCOME*PAR*1000/12)/30)-SUM OF PREVIOUS
                    30 DAYS)/AVG DIV SHARES FOR PREVIOUS 30 DAYS*OFFER))+1) [TAKEN TO THE 6TH POWER])-1)
                    30 DAY SEC YIELD = 4.61%

30 DAY TAX EQUIVALENT YIELD
---------------------------

                    BASED ON NAV
                    ------------

                    (30 DAY YIELD ON NAV)/(1-.3784) = 8.25%

                    BASED ON OFFER
                    --------------

                    (30 DAY YIELD ON OFFER)/(1-.3784) = 7.92%

                    THE 37.84% RATE US BASED UPON THE COMBINED FEDERAL AND STATE TAX RATE

TOTAL RATE OF RETURN
--------------------

                   BASED ON NAV
                   ------------

                   (((NET CHANGE IN NAV DURING PERIOD + DIVIDENDS AND CAP GAINS DURING PERIOD)/(NAV AT BEGINNING OF PERIOD))/((NUMBER OF MONTHS IN PERIOD)*12)

                   1-YEAR TOTAL RATE OF RETURN = 4.89%
                   5-YEAR TOTAL RATE OF RETURN = 7.59%
                   SINCE INCEPTION TOTAL RATE OF RETURN = 9.19%

                   BASED ON OFFER
                   ---------------

                   ((NET CHANGE IN OFFER DURING PERIOD + DIVIDENDS AND CAP GAINS DURING PERIOD)/(OFFER AT BEGINNING OF PERIOD))/((NUMBER OF MONTHS IN PERIOD)*12)

                   1-YEAR TOTAL RATE OF RETURN = 0.71%
                   5-YEAR TOTAL RATE OF RETURN = 6.50%
                   SINCE INCEPTION TOTAL RATE OF RETURN = 8.42%